Exhibit 10.1

COMMUNITY HEALTHCARE TRUST
INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
    THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “First Amendment”) by and between Community Healthcare Trust Incorporated, a Maryland corporation (the “Corporation”), and DAVID H. DUPUY (“Officer”) is made and entered into as of January 3, 2024 and effective as of January 1, 2024 (the “Effective Date”).
RECITALS
    WHEREAS, the Corporation and Officer have entered into that certain Amended and Restated Employment Agreement dated April 6, 2023 (the “Employment Agreement”);
    WHEREAS, in a meeting on October 26, 2023, the Board of Directors of the Corporation, at the recommendation of the Compensation Committee of the Corporation, approved a salary adjustment for the Officer through an amendment to the Amended and Restated Employment Agreement; and
    WHEREAS, pursuant to Section 8.3 of the Amended and Restated Employment Agreement, any modification to the Amended and Restated Employment Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.
    NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby affirmed, the parties hereto agree to the following:
    1.    Amendment. The first sentence of Section 3.1 of the Amended and Restated Employment Agreement, is hereby deleted and replaced in its entirety by the following:
As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a “Base Salary” of $666,668.00 per annum effective as of the Effective Date, payable in 24 equal semi-monthly installments, or in such other periodic installments as mutually agreed to by the Corporation and Officer.
    2.    No Further Amendment; Controlling Instrument. Except as provided herein, the Amended and Restated Employment Agreement shall remain in full force and effect and without other changes. In the event of a conflict between the terms of this First Amendment and the Amended and Restated Employment Agreement, this First Amendment shall control.
    3.    Employment Agreement. From and after the date of this First Amendment, any and all terms referring to the Amended and Restated Employment Agreement, as used in all of the documents evidencing the employment of the Officer, shall mean the Amended and Restated Employment Agreement as amended by this First Amendment.
    4.    Binding Effect. This First Amendment shall be binding upon the parties, their respective successors, and assigns.
    5.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which will be deemed to be an original. Any or all counterpart originals may be executed by facsimile signature, each such signature to be deemed an original signature.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of January 3, 2024, to be effective as of the Effective Date.

COMPANY:

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ Leigh Ann Stach
Name:	Leigh Ann Stach
Title:	Executive Vice President and Chief Accounting Officer

OFFICER:

/s/ David H. Dupuy
David H. Dupuy
President and Chief Executive Officer

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